UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada

000-52784

98-0507522

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

c/o Robert W Seiden, Receiver over Abakan, Inc.: 1120 Avenue of the Americas, 4th Floor, New

York, New York, 10036

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 626-6708

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 24,  2015, the United  States District Court of the Southern District of New York (“New York

Court”)  appointed  Robert  W.  Seiden  as  the  receiver  (the  “Receiver”)  over  Abakan  Inc.  (“Abakan”),  in response to a motion filed with the New York Court on September 17, 2015, for contempt, in a suit brought by  George  Town  Associates  S.A.  (“George  Town”)  against  Abakan  and  its  subsidiary  MesoCoat,  Inc.

(“MesoCoat”)  on  May 4,  2015,  in  order  to  collect  amounts  due  to  George  Town  pursuant  to  the  terms  of  a secured  convertible  note,  and  on  August  19,  2015,  Mr.  Seiden  was  appointed  receiver  for  MesoCoat,  in response  to  a  motion  filed  with  the  Court  on  July 28,  2015,  for  contempt  in  the  same  action,  as  previously reported in the Current Report on Form 8-K filed by Abakan with the Securities and Exchange Commission on September 25, 2015.

On  December  16,  2015,  the  New  York  Court  issued  an  order  approving  a  proposal  (the  “Court  Approved

Transaction”)  providing  for  the  satisfaction  of  the  debt  owed  by  MesoCoat  to  its  largest  creditors,  as previously  reported  in  the  Current  Report  on  Form  8-K  filed  by  Abakan  with  the  Securities  and  Exchange

Commission on December 18, 2015.

On  January  4,  2016,  Abakan  and  MesoCoat  entered  into  a  Satisfaction  and  Assignment  Agreement  (the

“Satisfaction   Agreement”)   with   George   Town,   Sonoro   Invest   S.A.   (“Sonoro”),   Joseph   T.   Eberhard

(“Eberhard”),  and  David  van  der  Gulik,  Warren  Lydon,  Philip Graves,  Paul  Ammon,  Ammon  &Associates

and Vladimir Chernyakov (together the “Abakan Petitioning Creditors” and collectively with George Town,

Sonoro and Eberhard, the “Creditors”),  reflecting the terms of the Court Approved Transaction. Pursuant to the Satisfaction Agreement, Abakan transferred 77.5% of the outstanding stock and ownership in MesoCoat to  the  Creditors  in  satisfaction  of  approximately  $6.24  million  of  claims  by  the  Creditor’s  against  Abakan

and   MesoCoat.   Under   the   terms   of   the   Satisfaction   Agreement,   George   Town   received   38.75%   of

MesoCoat’s   outstanding   stock,   Sonoro   received   28.17%   of   MesoCoat’s   outstanding   stock,   Eberhard

received   7.44%   of   MesoCoat’s   outstanding   stock   and   the   Abakan   Petitioning   Creditors   received   an

aggregate  of  3.14%  of  MesoCoat’s  outstanding  stock.  Abakan  retained  22.5%  of  MesoCoat’s  outstanding

stock.    In  addition,  MesoCoat  agreed  to  pay  in  full  the  claims  of  certain  creditors  of  MesoCoat  in  the aggregate  amount  of  approximately  $41,900  within  14  days  of  execution  of  the  Satisfaction  Agreement.

Further,  pursuant  to  the  Satisfaction  Agreement,  the  Receiver  will  continue  to  serve  as  receiver  over

MesoCoat and Abakan for 91 days following the date of the Settlement Agreement.

The foregoing is a summary description of certain terms of the Satisfaction Agreement and, by its nature, is incomplete.  A  copy of  the  Satisfaction  Agreement  is  filed  herewith  as  an  exhibit  to  this  Current  Report  on

Form  8-K  and  s  incorporated  herein  by  reference.  All  readers  are  encouraged  to  read  the  entire  text  of  the

Satisfaction Agreement.

ITEM 1.03

BANKRUPTCY OR RECEIVERSHIP.

The  information  set  forth  above  in  Item  1.01  is  hereby  incorporated  by  reference  into  this  Item  1.03  in  its entirety.

_____________________________________________________________________________________

ITEM 7.01

REGULATION FD DISCLOSURE.

On   January   20,   2016,   the   Company  issued   a   press   release   announcing   that   it   has   entered   into   the

Satisfaction  Agreement.  A  copy  of  the  press  release  is  attached  as  Exhibit  99.1  to  this  Current  Report  on

Form 8-K and is incorporated by reference into this Item 7.01.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.    Description

10.1

Satisfaction  and  Assignment  Agreement  by  and  among  Abakan,  Inc.,  MesoCoat,

Inc.,   George   Town   Associates   S.A.,   Sonoro   Invest   S.A.,   Joseph   T.   Eberhard

(“Eberhard”),  David  van  der  Gulik,  Warren  Lydon,  Philip  Graves,  Paul  Ammon,

Ammon &Associates and Vladimir Chernyakov

99.1

Press Release, dated January 20, 2016

Forward Looking Statements

This  Current  Report  on  Form  8-K  contains  “forward-looking”  statements  within  the  meaning  of  Section

27A  of  the  Securities  Act  of  1933  and  Section  21E  of  the  Securities  Exchange  Act  of  1934.  The  words

“may,”  “will,”  “could,”  “would,”  “should,”  “expect,”  “intend,”  “plan,”  “anticipate,”  “believe,”  “estimate,”

“predict,”  “project,”  “potential,”  “continue,”  “ongoing”  and  similar  expressions  are  intended  to  identify forward-looking  statements,  although  not  all  forward-looking  statements  contain  these  identifying  words.

While  Abakan  believes  its  plans,  intentions  and  expectations  reflected  in  those  forward-looking  statements are  reasonable,  these  plans,  intentions  or  expectations  may  not  be  achieved.  Abakan’s  actual  results,

performance  or  achievements  could  differ  materially from  those  contemplated,  expressed  or  implied  by the forward-looking  statements.  For  information  about  the  factors  that  could  cause  such  differences,  please refer  to  the  Company’s  Annual  Report  on  Form  10-K/A  for  the  year  ended  May  31,  2015,  including  the

information   discussed   under   the   captions   “Item   1   Business,”   “Item   1A.   Risk   Factors”   and   “Item   7

Management’s  Discussion  and  Analysis  of  Financial  Condition  and  Results  of  Operations,”  as  well  as

Abakan’s  various  other  filings  with  the  Securities  and  Exchange  Commission.  Given  these  uncertainties,

you should not  place undue reliance on these forward-looking statements. Abakan assumes  no  obligation to update any forward-looking statement.

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act  of  1934,  the  registrant  has  duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc.

Date

By: /s/ Robert W. Seiden

January 20, 2016

Name: Robert W. Seiden, Esq.

Court Appointed Receiver

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